INFE.COM, INC.
            INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA
              100,000,000 AUTHORIZED SHARES $.0001 PAR VALUE

       {NUMBER}                                          {SHARES}
        ------                                            ------
        ------                                            ------
                                                      CUSIP 45663X-10-0
                                                         SEE REVERSE
                                                  FOR CERTIFIED DEFINITIONS

THIS CERTIFIES THAT

Is the Owner of

            FULLY PAID AND NON-ASSESSABLE SHARES OF $.0001
                       PAR VALUE COMMON STOCK OF

                              INFE.COM, INC.

Transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

Dated

/s/Thomas M. Richfield                        /s/ Thomas M. Richfield
THOMAS M. RICHFIELD, SECRETARY               THOMAS M. RICHFIELD, PRESIDENT
                               INFE.COM, INC.
                                 CORPORATE
                                  [SEAL]
                                  FLORIDA

                                       COUNTERSIGNED AND REGISTERED
                                 American Securities Transfer & Trust, Inc.
                                           P.O. Box [ILLEGIBLE]
                                           Denver, Colorado 80201